UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2024
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Abacus Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Capital Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Capital Market LLC
9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Capital Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry Into a Material Definitive Agreement
On December 10, 2024 (the "Closing Date"), Abacus Life, Inc. (the “Company”), as Borrower, entered into a credit agreement providing for a senior secured term loan of up to $150.0 million (the “2024 Credit Facility” and such agreement, the “2024 Credit Agreement”) with affiliates of Sagard Senior Lending Partners Holdings II LP and Värde Partners, as lenders, and GLAS USA LLC, as Administrative Agent and Collateral Agent.
The 2024 Credit Facility is divided into an initial facility of up to $100.0 million available on the Closing Date (“Closing Date Facility”) and an additional committed delayed draw term loan facility up to $50.0 million available to be drawn after the Closing Date subject to certain conditions (“DDTL Facility”).
The Company intends to use the net proceeds that it receives from the primary offering for its operations, including the purchase of life settlement policies, to support its overall business strategy, for working capital purposes, and for general corporate purposes, which may include funding previously announced and future acquisitions and repayment and refinancing of its indebtedness. The parties fully drewdown the funds available under the Closing Date Facility on Closing Date.
The 2024 Credit Facility matures on the sixth anniversary of the date of initial funding (the “Maturity Date”), with quarterly amortization payments of (i) 1% per annum of the aggregate principal amount of the Closing Date Facility outstanding as of the Closing Date and Delayed Draw Facility to the extent borrowed and (ii) additional amortization payments based on the Company’s Consolidated Adjusted EBITDA, in each case with the remaining outstanding principal amount due on the Maturity Date. Principal amounts drawn under the 2024 Credit Facility bear interest at a fixed rate of 5.25% per annum for SOFR Loans and 4.25% for Base Rate Loans with a stepdown to 5.00% and 4.00% respectively if the Company achieves certain metrics related to Consolidated Adjusted EBITDA and Total Leverage Ratios. In addition, undrawn amounts committed under the Delayed Draw Facility bear a commitment fee until such commitments are drawn or cancelled.
The loan may be prepaid at any time in amounts of $1.0 million or greater, subject to a premium equal to 1.00% of the amount prepaid if prepaid prior to the 12-month anniversary of funding.
The 2024 Credit Agreement contains customary covenants for financings of this type including financial maintenance and restrictive covenants, such as the aggregate asset value held at the loan parties to the sum of the outstanding principal amounts of the loans. The 2024 Credit Agreement restricts the payment of dividends and distributions and the ability of the Company to make certain investments, incur certain indebtedness and liens and sell assets, in each case subject to important exceptions. The 2024 Credit Agreement also includes various financial covenants, each measured on a quarterly basis, including (A) a maximum Secured Leverage Ratio (as defined in the 2024 Credit Agreement), (B) a minimum Consolidated Fixed Charge Coverage Ratio (as defined in the 2024 Credit Agreement) and (C) a minimum Asset Coverage Ratio (as defined in the 2024 Credit Agreement). In addition, the 2024 Credit Agreement includes customary events of default, including failure to pay interest or principal in a timely manner, failure to comply with covenants, cross-defaults to other material indebtedness, certain bankruptcy related events and subject to certain threshold and notices requirements as set forth in the Credit Agreement.
In connection with the 2024 Credit Facility, certain wholly owned and material subsidiaries of the Company issued a guaranty with respect to the obligations of the Company under the 2024 Credit Agreement and related documents (the “2024 Credit Facility Guaranty”). Additionally, the Company and the guarantors party to the 2024 Credit Facility Guaranty entered into a security agreement (the “2024 Credit Facility Security Agreement”) which secures the 2024 Credit Facility on primarily all assets of the Company and each guarantor on a first lien basis to the exclusion of certain Excluded Assets (as defined in the 2024 Credit Agreement), including the life insurance policies owned by the Company and each Guarantor.
The foregoing description of the 2024 Credit Agreement, the 2024 Credit Facility Guaranty and the 2024 Credit Facility Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, the full text of the 2024 Credit Facility Guaranty, a copy of which is filed as Exhibit 10.2 hereto, the full text of the Security Agreement, a copy of which is filed as exhibit 10.3 hereto, the terms of each of which are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure

The information set forth in (and incorporated by reference into) this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information set forth in (and incorporated by reference into) this Item 7.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On December 10, 2024, the Company issued a press release announcing the execution of the 2024 Credit Facility. The press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 7.01 by reference.
Item 9.01. Financial Statement and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
10.1
Credit Agreement, dated as of December 10, 2024, by and among Abacus Life, Inc. as the Borrower, GLAS USA LLC, as the Administrative Agent, GLAS AMERICAS LLC, as the Collateral Agent and the Lenders from time to time party thereto.

10.2	Security Agreement, dated as of December 10, 2024, by and among the Grantors party thereto and GLAS USA LLC as Collateral Agent.
10.3	Guaranty, dated as of December 10, 2024 among Abacus Life, Inc. the Guarantors party thereto, and GLAS USA LLC as Administrative Agent.
99.1	Press Release, dated December 10, 2024, announcing the 2024 Credit Facility.
104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward Looking Statements
This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Abacus’ acquisition. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Abacus’ most recent annual report on Form 10-K, as amended, and quarterly reports on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Abacus’ other filings with the SEC. Any forward-looking statements represent Abacus’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Abacus explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.
(Registrant)

Date: December 10, 2024	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer